Exhibit 5.1

Bicycle Therapeutics plc	Claire Keast-Butler
Blocks A & B, Portway Building	T: +44 20 7556 4211
Granta Park, Great Abington	ckeastbutler@cooley.com
Cambridge
United Kingdom
CB21 6GS

8 August 2025

Ladies and Gentlemen:

Re:	Bicycle Therapeutics plc — Registration Statement on Form S-3 — Exhibit 5.1

1.	INTRODUCTION

1.1.	We have acted as English legal advisers to Bicycle Therapeutics plc, a public limited company incorporated in England and Wales (the “Company”), in connection with the preparation and filing on the date hereof with the U.S. Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”), including a resale prospectus (the “Resale Prospectus”) and a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Resale Prospectus and the Base Prospectus, a “Prospectus”), pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”). We have taken instructions solely from the Company.

1.2.	The Base Prospectus relates to the registration for issue and sale by the Company of (a) ordinary shares with a nominal value of £0.01 each in the capital of the Company (“Ordinary Shares”, with such Ordinary Shares issued and registered pursuant to the Base Prospectus being “New Ordinary Shares”), (b) American Depositary Shares representing Ordinary Shares (“ADSs”), (c) preference shares in the capital of the Company (“Preference Shares”), (d) debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt (“Debt Securities”), (e) warrants for the purchase of New Ordinary Shares, New Ordinary Shares represented by ADSs, Preference Shares and/or Debt Securities in one or more series (“Warrants”), (f) rights to purchase any of the securities as described in the Base Prospectus and relevant Prospectus (“Rights”), and (g) units comprised of one or more of the aforementioned securities as described in the Base Prospectus and relevant Prospectus in any combination (“Units”) (the New Ordinary Shares, ADSs, Preference Shares, Debt Securities, Warrants, Rights and Units together, the “Securities”), in each case to the public in a registered offering or offerings up to a total aggregate offering price of $500,000,000.

1.3.	The Resale Prospectus relates to the resale by certain securityholders of up to 30,323,301 Ordinary Shares represented by up to 30,323,301 ADSs, of which 10,885,357 Ordinary Shares are presently in issue and 19,437,944 are Ordinary Shares into which 19,437,944 non-voting ordinary shares of £0.01 each in the capital of the Company may be redesignated, comprised as follows:

(a)	2,323,098 non-voting ordinary shares of £0.01 each in the capital of the Company (the “2023 Non-Voting Ordinary Shares”) which were offered and sold pursuant to a New York law governed underwriting agreement dated 12 July 2023 by and among Goldman Sachs & Co. LLC, Jefferies LLC and Leerink Partners LLC (formerly known as SVB Securities LLC) as representatives of the underwriters and the Company (the “Underwriting Agreement”) in a registered public offering (the “2023 Offering”), and 2,382,784 Ordinary Shares that were redesignated from 2,382,784 non-voting ordinary shares of £0.01 each in the capital of the Company which were offered and sold in the 2023 Offering (the “Redesignated Ordinary Shares”);

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

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(b)	17,114,846 non-voting ordinary shares of £0.01 each in the capital of the Company (the “2024 Non-Voting Ordinary Shares” and, together with the 2023 Non-Voting Ordinary Shares, the “Non-Voting Ordinary Shares”) which were sold, allotted and issued pursuant to a New York law governed securities purchase agreement between the Company and certain investors dated 23 May 2024 (the “Securities Purchase Agreement”) in a private placement transaction (the “2024 Private Placement”); and

(c)	the remaining 8,502,573 ADSs, representing 8,502,573 Ordinary Shares, which have been purchased from time to time in open market transactions. Such Ordinary Shares, together with the Redesignated Ordinary Shares, are referred to in this letter as the “Registered Ordinary Shares”).

1.4.	We are rendering this letter at the request of the Company in connection with the Registration Statement.

1.5.	Except as otherwise defined in this letter, capitalised terms used have the respective meanings given to them in the Registration Statement and headings are for ease of reference only and shall not affect interpretation.

1.6.	All references to legislation in this letter are to the legislation of England unless the contrary is indicated, and any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof, as in force on the date of this letter.

2.	DOCUMENTS

For the purpose of issuing this letter, we have reviewed the following documents only:

2.1.	a copy of the Registration Statement filed with the SEC on 8 August 2025;

2.2.	a PDF copy of the executed Underwriting Agreement;

2.3.	a PDF copy of the executed Securities Purchase Agreement;

2.4.	the form of senior indenture filed as Exhibit 4.3 to the Registration Statement (the “Indenture”); and

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

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2.5.	a certificate dated 8 August 2025 signed by the Company’s company secretary (the “Secretary’s Certificate”) relating to certain factual matters as at the date of the Secretary’s Certificate and having annexed thereto copies (certified by the Company’s company secretary as being true, complete, accurate and up-to-date in each case) of the following documents:

(a)	a PDF copy of the executed written resolutions of the board of directors of the Company (the “Board” or the “Directors”) passed on 12 July 2023 resolving, inter alia, to: (i) approve the 2023 Offering; and (ii) authorise the strategic committee of the Board (the “Strategic Committee”) to fix the number and price of the shares to be offered in the 2023 Offering (the “2023 Board Written Resolutions”);

(b)	a PDF copy of the executed minutes of a meeting of the Strategic Committee held on 12 July 2023 resolving, inter alia, to: (i) set the final number and price of the shares to be offered in the 2023 Offering; (ii) authorise the execution and delivery of the Underwriting Agreement; and (iii) approve the offer, allotment, issue and sale by the Company of the shares to be offered in the 2023 Offering (the “Strategic Committee Minutes”);

(c)	a PDF copy of the executed written resolutions passed by the Board on 18 May 2024 approving, inter alia: (i) the 2024 Private Placement in principle; and (ii) the constitution of a pricing committee of the Board (the “Pricing Committee”) to approve various matters in connection with the 2024 Private Placement (the “18 May 2024 Board Written Resolutions”);

(d)	a PDF copy of the executed written resolutions passed by the Board on 22 May 2024 approving, inter alia, an increase in the aggregate amount potentially raised under the 2024 Private Placement (the “22 May 2024 Board Written Resolutions”);

(e)	a PDF copy of the executed written resolutions passed by the Pricing Committee on 23 May 2024 at which it was resolved, inter alia, to: (i) enter into the Securities Purchase Agreement; and (ii) approve the offering and sale and the allotment and issue of the 2024 Non-Voting Ordinary Shares (the “Pricing Committee Written Resolutions”);

(f)	a PDF copy of the executed written resolutions of the Board passed on 6 August 2025 resolving, inter alia, to authorise: (i) the filing of the Registration Statement and any supplement to the prospectus included in the Registration Statement; and (ii) the officers of the Company to take steps to prepare and file the Registration Statement and any supplement to the prospectus included in the Registration Statement (the “2025 Board Resolutions”, and together with the 2023 Board Written Resolutions, the 18 May 2024 Board Written Resolutions and the 22 May 2024 Board Written Resolutions, the “Board Written Resolutions”);

(g)	a PDF copy of the executed resolutions passed by the shareholders of the Company at the annual general meeting of the Company held on 28 June 2021 (the “2021 AGM”) at which it was resolved, inter alia, to authorise the Directors to: (i) allot shares in the capital of the Company or to grant rights to subscribe for or to convert any security into shares in the Company, up to a maximum aggregate nominal amount of £250,000 (the “2021 Allotment Authority”); and (ii) allot equity securities pursuant to the 2021 Allotment Authority as if the statutory pre-emption rights contained in section 561(1) of the Companies Act 2006 (the “Companies Act”) did not apply to such allotment (the “2021 AGM Resolutions”);

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

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(h)	a PDF copy of the executed resolutions passed by the shareholders of the Company at the annual general meeting of the Company held on 16 May 2024 (the “2024 AGM”) at which it was resolved, inter alia, to authorise the directors to: (i) allot shares in the capital of the Company, or grant rights to subscribe for or to convert any security into shares in the Company, up to a maximum aggregate nominal amount of £1,000,000 (the “2024 Allotment Authority”); and (ii) allot equity securities pursuant to the 2024 Allotment Authority as if the statutory pre-emption rights contained in section 561(1) of the Companies Act did not apply to such allotment (the “2024 AGM Resolutions”);

(i)	a PDF copy of the articles of association of the Company adopted on 23 May 2019 (the “Prior Articles”);

(j)	a PDF copy of the current articles of association of the Company adopted on 16 May 2024 (the “Current Articles”); and

(k)	the certificate of incorporation of the Company dated 27 October 2017 and certificate of incorporation on re-registration of the Company as a public company dated 22 May 2019.

3.	SEARCHES

In addition to examining the documents referred to in paragraph 2 (Documents), we have carried out the following searches only:

3.1.	an online search at Companies House in England and Wales (“Companies House”) with respect to the Company, carried out at 8:32 a.m. (London time) on 8 August 2025 (the “Online Search”); and

3.2.	an online enquiry at the Companies Court in London of the Central Registry of Winding-up Petitions in England and Wales with respect to the Company, carried out at 10:00 a.m. (London time) on 8 August 2025 (the “Central Registry Enquiry” and, together with the Online Search, the “Searches”).

4.	OPINIONS

Subject to the assumptions set out in paragraph 5 (Assumptions), the scope of the opinions set out in paragraph 6 (Scope of Opinions) and the reservations set out in paragraph 7 (Reservations), we are of the opinion that as at the date of this letter:

4.1.	The Company has been duly incorporated and is existing as a public company with limited liability under English law.

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

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4.2.	The Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company, or that any petition for the winding-up of the Company has been presented.

4.3.	The New Ordinary Shares, when issued, delivered and paid for as contemplated in the Base Prospectus and any relevant Prospectus, and in accordance with the terms of a duly authorised, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid or credited as fully paid, and will not be subject to any call for payment of further capital.

4.4.	The Preference Shares, when issued, delivered and paid for as contemplated in the Base Prospectus and any relevant Prospectus, and in accordance with the terms of a duly authorised, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, and in each case in accordance with the terms of issue of such class of Preference Shares as set out in the relevant ordinary resolution or resolution of the Board (or duly authorised committee thereof) or in amended articles of association of the Company, will be validly issued, fully paid or credited as fully paid, and will not be subject to any call for payment of further capital.

4.5.	The Company has the requisite corporate power and capacity to enter into the Indenture.

4.6.	The Registered Ordinary Shares and the Non-Voting Ordinary Shares were validly issued, fully paid or credited as fully paid and are not subject to any call for payment of further capital by the Company.

4.7.	Upon the redesignation of the Non-Voting Ordinary Shares as Ordinary Shares in accordance with the provisions set out in the Current Articles, such Ordinary Shares shall rank pari passu with the other Ordinary Shares in the capital of the Company.

5.	ASSUMPTIONS

In giving the opinions in this letter, we have assumed (without making enquiry or investigation) that:

5.1.	all signatures, stamps and seals on all documents are genuine. All original documents are complete, authentic and up-to-date, and all documents submitted to us as a copy (whether by email or otherwise) are complete and accurate and conform to the original documents of which they are copies and that no amendments (whether oral, in writing or by conduct of the parties) have been made to any of the documents since they were examined by us;

5.2.	where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

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5.3.	each of the individuals who signs as, or otherwise claims to be, an officer of the Company is the individual whom they claim to be and holds the office that they claim to hold;

5.4.	where a document is required to be delivered, each party to it has delivered the same without it being subject to any escrow or similar arrangement;

5.5.	all documents, forms and notices which should have been delivered to Companies House in respect of the Company have been and will be so delivered;

5.6.	the information revealed by the Searches is true, accurate, complete and up-to-date in all respects, and there is no information which should have been disclosed by the Searches that has not been disclosed for any reason and there has been no alteration in the status or condition of the Company since the date and time that the Searches were made, and that the results of the Searches will remain true, complete, accurate and up-to-date as at the date of the Registration Statement, as at each date on which Non-Voting Ordinary Shares are re-designated as Ordinary Shares and ADSs representing such Ordinary Shares are issued, and as each date on which the Company allots or issues Securities or enters into any warrant agreement in connection with the issue of Warrants (a “Warrant Agreement”) or the Indenture (each, a “Bring-Down Date”);

5.7.	no notice has been received by the Company which could lead to the Company being struck off the register of companies under section 1000 of the Companies Act and no such notice shall have been received as at each Bring-Down Date;

5.8.	the Current Articles remain in full force and effect and no alteration has been made or will be made to the Current Articles as at the date of this letter and as at each Bring-Down Date (save for any amendments made to the Current Articles to set out the terms of issue of any class of Preference Shares);

5.9.	the Securities will be sold or issued in accordance with a duly authorised, executed and delivered purchase, underwriting or similar agreement;

5.10.	to the extent that the obligations of the Company under the Securities Purchase Agreement, the Underwriting Agreement, the Indenture, the Warrant Agreements, any purchase, underwriting or similar agreement pursuant to which Securities will be sold or issued or any other document to be entered into in connection with any offering of Securities pursuant to the Registration Statement, the Resale Prospectus, the Base Prospectus and any other relevant Prospectus (each a “Relevant Agreement” and collectively, the “Relevant Agreements”), may be dependent upon such matters, each of the parties to such Relevant Agreement:

(a)	is duly organised, validly existing and in good standing (where such concept is legally relevant) under the laws of its jurisdiction of incorporation;

(b)	is in compliance, generally, with all applicable laws, rules and regulations to which it is subject, its constitutional documents and any judicial or administrative judgements, awards, injunctions or orders binding upon it or its property;

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

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(c)	has the capacity, power and authority to execute, deliver and perform the Relevant Agreements;

(d)	is duly qualified to engage in the activities contemplated by the Relevant Agreements and will not be in breach of any of its respective obligations under any document, contract, instrument or agreement as a result of its entry into and performance of its obligations under the Relevant Agreements;

(e)	is authorised under all applicable laws of its jurisdiction and domicile to submit to the jurisdiction of the relevant courts or arbitral tribunal specified in such Relevant Agreement and has validly submitted to such jurisdiction; and

(f)	has validly authorised, executed and delivered all relevant documents,

(g)	and that each of the foregoing remains the case as at each Bring-Down Date;

5.11.	each Relevant Agreement (and any other documents referred to therein) constitutes legal, valid and binding obligations of each of the parties thereto, enforceable under all applicable laws and that each of the Relevant Agreements will remain in full force and effect as at the date of this letter and at each Bring-Down Date and, in the case of the Indenture, in the form reviewed by us;

5.12.	there is an absence of fraud or mutual mistake of fact or law or any other arrangements, agreements, understandings or course of conduct or prior or subsequent dealings amending, rescinding or modifying or suspending any of the terms of any of the Relevant Agreements or which would result in the inclusion of additional terms therein, and that the parties have acted in accordance with the terms of each of the Relevant Agreements;

5.13.	in relation to the Registration Statement, any relevant Prospectus, the Relevant Agreements and the transactions contemplated thereby and the allotment and issue of the Registered Ordinary Shares and the Non-Voting Ordinary Shares (and, where applicable, the ADSs) and the redesignation of the Redesignated Ordinary Shares, the Directors have acted and will act in the manner required by section 172 of the Companies Act and that the allotment and issue of the Registered Ordinary Shares and the Non-Voting Ordinary Shares (and, where applicable, the ADSs) and the redesignation of the Redesignated Ordinary Shares was, and each issuance of Securities pursuant to the Base Prospectus and any relevant Prospectus will be, made in good faith and on bona fide commercial terms and on arms’ length terms and for the purposes of carrying on the business of the Company;

5.14.	the Company is, and the Company and each party to the Relevant Agreements will at all relevant times remain, in compliance with all applicable anti-corruption, anti-money laundering, anti-terrorism, sanctions and human rights laws and regulations;

5.15.	the Registration Statement has become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded prior to each Bring-Down Date, and the Resale Prospectus and the Base Prospectus have been filed with the SEC and any other appropriate prospectus supplement with respect to the Securities, as applicable, has been prepared, delivered and filed in compliance with the Securities Act and the rules and regulations thereunder prior to any issue of Securities;

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

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5.16.	the Strategic Committee Minutes referred to in paragraph 2.5(b) above are a true record of the proceedings described therein, and that the meeting recorded in such minutes was duly conducted as described therein, duly constituted and convened and all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of Directors’ interests or the power of interested Directors to vote), a quorum was present throughout, the requisite majority of Directors voted in favour of approving the resolutions and the resolutions passed at that meeting of the Strategic Committee were duly adopted, have not been revoked or varied and remain in full force and effect as at the date of this letter and each Bring-Down Date;

5.17.	the resolutions set out in the Board Written Resolutions and the Pricing Committee Written Resolutions referred to in paragraph 2.5 above were validly passed on the respective dates as written resolutions of the Board or the Pricing Committee, as applicable, in accordance with the Current Articles or the Prior Articles, as applicable, that all eligible Directors (being all the Directors or members of the Pricing Committee, as applicable, who would have been entitled to vote on the matter had it been proposed as a resolution at a Directors’ meeting or meeting of the Pricing Committee, as applicable, but excluding any Director whose vote is not to be counted in respect of a particular matter) have signed one or more copies of the Board Written Resolutions or the Pricing Committee Written Resolutions, that all relevant provisions of the Companies Act and the Current Articles or the Prior Articles, as applicable, were complied with and the Current Articles or the Prior Articles, as applicable, were duly observed (including, if applicable, those relating to the declaration of Directors’ interests or the power of interested Directors to vote) and such resolutions were duly adopted, and have not been revoked or varied and remain in full force and effect as at the date of this letter and each Bring-Down Date;

5.18.	the 2021 AGM was duly convened and held on 28 June 2021 at which all constitutional, statutory and other formalities were duly observed, a quorum of shareholders was present throughout and the 2021 AGM Resolutions were duly passed and have not been revoked or varied and remained in full force and effect until the date of the 2024 AGM, and that all filings required to be made with Companies House in connection therewith were made within the relevant time limits;

5.19.	the 2024 AGM was duly convened and held on 16 May 2024 at which all constitutional, statutory and other formalities were duly observed, a quorum of shareholders was present throughout and the 2024 AGM Resolutions were duly passed and have not been revoked or varied and remain in full force and effect and will remain so as at each Bring-Down Date, and that all filings required to be made with Companies House in connection therewith have been made within the relevant time limits;

5.20.	all of the 2023 Non-Voting Ordinary Shares and the Redesignated Ordinary Shares were allotted and issued pursuant to the authority and power granted to the Directors pursuant to section 551 and section 570 of the Companies Act, respectively, under resolutions 8 and 9, respectively, of the 2021 AGM Resolutions, and that at the time of such allotment and issue that authority and that power remained unutilised to a sufficient extent to enable the allotment and issue of the 2023 Non-Voting Ordinary Shares and the Redesignated Ordinary Shares;

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

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5.21.	all of the 2024 Non-Voting Ordinary Shares were allotted and issued pursuant to the authority and power granted to the Directors pursuant to section 551 and section 570 of the Companies Act, respectively, under resolutions 9 and 10, respectively, of the 2024 AGM Resolutions, and that at the time of such allotment and issue that authority and that power remained unutilised to a sufficient extent to enable the allotment and issue of the 2024 Non-Voting Ordinary Shares;

5.22.	all of the 2023 Non-Voting Ordinary Shares and the Redesignated Ordinary Shares were duly allotted by the Strategic Committee in accordance with the Prior Articles and the requirements of all applicable laws and the Redesignated Ordinary Shares have been validly redesignated as Ordinary Shares in accordance with the terms of issue of such shares and/or the Current Articles;

5.23.	all of the 2024 Non-Voting Ordinary Shares were duly allotted by the Pricing Committee in accordance with the Current Articles and the requirements of all applicable laws;

5.24.	the remaining 8,502,573 Registered Ordinary Shares were duly allotted by the Board or a duly authorised committee thereof pursuant to a valid authorisation of the directors to allot shares pursuant to section 551 of the Companies Act and a valid disapplication of pre-emption rights pursuant to section 570 or 571 of the Companies Act in accordance with the articles of association in effect at the time of such allotment and the requirements of all applicable laws;

5.25.	any redesignation of the Non-Voting Ordinary Shares as Ordinary Shares will be carried out in accordance with the provisions of the Current Articles and approved by either the Board or a duly authorised committee or representative thereof;

5.26.	the Registered Ordinary Shares and the Non-Voting Ordinary Shares were not allotted or issued at a discount to their nominal value (whether in dollars or equivalent in any other currency);

5.27.	at the time of allotment and issue of the Registered Ordinary Shares and the Non-Voting Ordinary Shares, the Company received payment in full for such shares in an amount of “cash consideration” (as defined in section 583(3) of the Companies Act) equal to the aggregate subscription price for such shares, such amount not being less than the aggregate nominal value for such shares, and the Company entered the holder or holders thereof in the register of members of the Company showing that all such shares had been fully paid up as to their nominal value and any premium thereon as at the date of each such allotment;

5.28.	the persons authorised and appointed by the Pricing Committee and the Strategic Committee to execute the Securities Purchase Agreement and the Underwriting Agreement, respectively, on behalf of the Company (the “Authorised Signatories”) were so appointed and authorised;

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Page Ten

5.29.	the persons executing the Securities Purchase Agreement and the Underwriting Agreement, respectively, on behalf of the Company were the Authorised Signatories and their authority had not been revoked;

5.30.	the Securities contemplated to be offered under the Base Prospectus and any relevant Prospectus will be allotted and issued (or in the case of convertible Debt Securities or Warrants the right to convert such security into, or subscribe for, New Ordinary Shares and/or Preference Shares will be granted) pursuant to the authority and power granted to the Directors pursuant to section 551 and section 570 of the Companies Act, respectively and as applicable, under the 2024 AGM Resolutions, and that that authority and that power are and shall remain unutilised to a sufficient extent to enable the allotment and issue of any Securities contemplated to be issued pursuant to the Base Prospectus and any relevant Prospectus, and that the Directors shall not allot or issue (or purport to allot or issue) any New Ordinary Shares or Preference Shares and shall not grant rights (or purport to grant rights) to subscribe for any New Ordinary Shares or Preference Shares, or convert any security into New Ordinary Shares or Preference Shares, in excess of such authorities or powers or in breach of any other limitation on their authority or power to allot and issue shares or grant rights to subscribe for, or convert any security into, New Ordinary Shares or Preference Shares;

5.31.	any issue of Securities shall have been duly approved by the Board in accordance with the Current Articles and the requirements of all applicable laws;

5.32.	all New Ordinary Shares and Preference Shares will be duly allotted by the Board and any Debt Security convertible into New Ordinary Shares or Preference Shares or Warrants to purchase New Ordinary Shares or Preference Shares will be duly issued by the Board in accordance with the Current Articles and the requirements of all applicable laws;

5.33.	any Preference Shares will be allotted and any Debt Securities convertible into Preference Shares or Warrants to purchase Preference Shares will be issued in accordance with the terms of issue of such Preference Shares as set out in the relevant ordinary resolution of shareholders or resolution of the Board or duly authorised committee thereof or in amended articles of association of the Company;

5.34.	the ordinary resolution of shareholders referred to in paragraph 5.33 above will be passed at a general meeting of the Company duly convened and held at which all constitutional, statutory and other formalities will be duly observed, a quorum of shareholders will be present throughout and the shareholder resolutions will be duly passed and will not have been revoked or varied and will remain in full force and effect, and that all filings required to be made with Companies House in connection therewith will have been made within the relevant time limits;

5.35.	the resolutions of the Board referred to in paragraphs 5.31, 5.32 and 5.33 above will be passed at a duly constituted and convened meeting of the Board and all constitutional, statutory and other formalities will be duly observed (including, if applicable, those relating to the declaration of Directors’ interests or the power of interested Directors to vote), a quorum will be present throughout, the requisite majority of Directors will vote in favour of approving the resolutions and the resolutions passed at that meeting of the Board will be duly adopted, will not have been revoked or varied and will remain in full force and effect;

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Page Eleven

5.36.	to the extent any Preference Shares incorporate any right for the Company to buy back, purchase, redeem or repurchase any Preference Shares or any right for any other party thereto to require the Company to do so, the Company will comply with the Current Articles, the Companies Act and all other applicable laws and obtain all required resolutions of the shareholders and/or any class of shareholders of the Company to do so;

5.37.	no New Ordinary Shares or Preference Shares will be allotted or issued, or are or shall be committed to be allotted and issued, at a discount to their nominal value (whether in dollars or equivalent in any other currency) and no Warrants shall be issued with an exercise price of less than the nominal value per New Ordinary Share or Preference Share, as applicable;

5.38.	the contents of the Secretary’s Certificate were true and not misleading when given and remain true and not misleading as at the date of this letter and there is no fact or matter not referred to in the Secretary’s Certificate which would make any of the information in the Secretary’s Certificate inaccurate or misleading;

5.39.	at the time of each allotment and issue of New Ordinary Shares or Preference Shares, the Company shall have received in full payment for such shares in an amount of “cash consideration” (as defined in section 583(3) of the Companies Act) equal to the aggregate subscription price for such shares, such amount not being less than the aggregate nominal value for such shares, and the Company shall have entered the holder or holders thereof in the register of members of the Company showing that all such shares have been fully paid up as to their nominal value and any premium thereon as at the date of each such allotment;

5.40.	any right to purchase New Ordinary Shares or Preference Shares or to convert or exchange any Securities into New Ordinary Shares or Preference Shares will be exercised, and New Ordinary Shares or Preference Shares to which holders of Securities are entitled thereupon will be allotted and issued, in accordance with the terms of the Relevant Agreements and the relevant Securities;

5.41.	any convertible Debt Securities or Warrants when issued will be accurately and properly completed, duly authorised, executed and delivered on behalf of the Company and authenticated, issued and paid for and registered in the register of holders of those convertible Debt Securities or Warrants maintained for this purpose, in each case in accordance with the instruments and/or agreements constituting those convertible Debt Securities or Warrants, the Current Articles and all applicable laws (for the avoidance of doubt, as in force at all relevant times);

5.42.	the instruments and/or agreements constituting any convertible Debt Securities or Warrants, and the obligations created by them, will constitute the legal, valid, binding and enforceable obligations of each of the parties to them under the laws by which they are expressed to be governed;

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Page Twelve

5.43.	the right to convert or exchange any convertible Debt Securities or Warrants into, or to purchase, New Ordinary Shares or Preference Shares will be exercised, and New Ordinary Shares and/or Preference Shares to which the holders of any convertible Debt Securities or Warrants are entitled thereupon will be allotted and issued, in accordance with the terms of the relevant convertible Debt Securities or Warrants;

5.44.	there was at the time of the allotment and issue of the Registered Ordinary Shares and the Non-Voting Ordinary Shares or the redesignation of the Redesignated Shares, and there will be no fact or matter (such as bad faith, coercion, duress, undue influence or a mistake or misrepresentation before or at the time any agreement or instrument is entered into, a subsequent breach, release, waiver or variation of any right or provision, an entitlement to rectification or circumstances giving rise to an estoppel) which might affect the allotment and issue of the Registered Ordinary Shares and the Non-Voting Ordinary Shares (or, where applicable, the ADSs), or any Securities that may be issued pursuant to the Base Prospectus and any relevant Prospectus, or the redesignation of the Redesignated Shares;

5.45.	as at the date of this letter and each Bring-Down Date, the Company has not taken any corporate or other action and no steps have been taken or legal proceedings have been started against the Company for the liquidation, winding-up, dissolution or reorganisation of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986, as amended (the “Insolvency Act”) or becomes unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated in this letter, is insolvent or has been dissolved;

5.46.	all agreements and documents examined by us that are governed by the laws of any jurisdiction other than England are on the date of this letter legal, valid and binding under the laws by which they are (or are expected to be) governed;

5.47.	there are no provisions of the laws of any jurisdiction outside England that would have any implication for the opinion which we express in this letter and that, insofar as the laws of any jurisdiction outside England may be relevant to this letter, such laws have been and will be complied with;

5.48.	we note that the Securities Purchase Agreement, the Underwriting Agreement and the Indenture (together, the “New York Law Agreements”) provide that they are to be governed by and construed in accordance with New York law. We express no opinion as to any matters governed by New York law. As lawyers not qualified in New York, we are not qualified or able to assess the true meaning or import of the terms of the New York Law Agreements under New York law, and we have made no investigation of such meaning or import. Therefore, our review of the New York Law Agreements has been limited to their terms as they appear to us on their face. We have assumed that the choice of New York law in the New York Law Agreements is valid as a matter of New York law and the New York Law Agreements and each of their respective provisions are valid, binding and enforceable under New York law and the law of any other jurisdiction whose law applies, other than law covered expressly in an opinion included in this letter. We have also assumed that, under New York law, any court named in the forum selection clauses of the New York Law Agreements will have jurisdiction over the parties and the subject matter of any action brought in that court under the New York Law Agreements;

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Page Thirteen

5.49.	except to the extent expressly set out in the opinion given in this letter, no consents, approvals, authorisations, orders, licences, registrations, filings or similar formalities are required from any governmental or regulatory authority in connection with the execution, delivery and performance of the Relevant Agreements by any of the parties thereto or if such consents, approvals, authorisations, orders, licences, registrations, filings or similar formalities are required, these have been made or will be made within the prescribed time limits;

5.50.	all statements of fact and representations and warranties as to matters of fact (except as to matters expressly set out in the opinions given in this letter) contained in or made in connection with any of the documents examined by us were true and correct as at the date given and are true and correct at today’s date and no fact was omitted therefrom which would have made any of such facts, representations or warranties incorrect or misleading;

5.51.	all consents, licences, approvals, authorisations, notices, filings and registrations that are necessary under any applicable laws or regulations in connection with the transactions contemplated by the Registration Statement have been or will be duly made or obtained and are, or will be, in full force and effect;

5.52.	each person involved in or dealing with the Company in connection with the 2024 Private Placement or the 2023 Offering or otherwise in relation to the allotment and issue of the Registered Ordinary Shares and the Non-Voting Ordinary Shares (and, where applicable, the ADSs) and/or the Securities or the redesignation of the Redesignated Ordinary Shares which is carrying on, or purporting to carry on, a regulated activity (within the meaning of section 19 (The general prohibition) of Financial Services and Markets Act 2000, as amended (the “FSMA”)) is an authorised person or exempt person under the FSMA;

5.53.	no ADSs, Ordinary Shares, Non-Voting Ordinary Shares or other Securities have been or shall be offered to the public in the United Kingdom in breach of the FSMA, the EU Prospectus Regulation (Regulation (EU) 2017/1129) as it forms part of the domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”) (the “UK Prospectus Regulation”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Securities in breach of section 21 (Restrictions on financial promotion) of the FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities;

5.54.	in issuing the Registered Ordinary Shares, the ADSs representing such Registered Ordinary Shares and the Non-Voting Ordinary Shares and redesignating the Redesignated Ordinary Shares, the Company was not, and, in issuing the Securities, the Company will not be, carrying on a regulated activity for the purposes of section 19 of FSMA;

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Page Fourteen

5.55.	all applicable provisions of the EU Market Abuse Regulation (Regulation (EU) No 596/2014) as it forms part of domestic law in the United Kingdom by virtue of the Withdrawal Act (“UK MAR”), the UK Prospectus Regulation, the FSMA, the Financial Services Act 2012 (the “FS Act”), and all rules and regulations made pursuant to UK MAR, the UK Prospectus Regulation, the FSMA and the FS Act, have been and will be complied with as regards anything done in relation to the Registered Ordinary Shares, the ADSs representing such Registered Ordinary Shares and the Non-Voting Ordinary Shares, the Securities or otherwise in relation to the Registration Statement and any relevant Prospectus and the transactions contemplated thereby in, from or otherwise involving England (including, without limitation, articles 14 (Prohibition of insider dealing and of unlawful disclosure of inside information) and 15 (Prohibition of market manipulation) of UK MAR, sections 19 (The general prohibition) and 21 (Restrictions on financial promotion) of the FSMA and sections 89 (Misleading statements), 90 (Misleading impressions) and 91 (Misleading statements etc. in relation to benchmarks) of the FS Act);

5.56.	the Company’s place of central management and control is not, and will not be as at each Bring-Down Date, the UK, the Channel Islands or the Isle of Man for the purposes of the City Code on Takeovers and Mergers; and

5.57.	no application has been or will be made for any ADSs, Ordinary Shares, Non-Voting Ordinary Shares or Securities to be listed or admitted to trading on a regulated market, multilateral trading facility or organised trading facility situated or operating in the United Kingdom.

6.	SCOPE OF OPINIONS

6.1.	The opinions given in this letter are limited to English law as it would be applied by English courts on the date of this letter.

6.2.	We express no opinion in this letter on the laws of any other jurisdiction. We have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated in paragraph 4 (Opinions).

6.3.	We express no opinion as to any agreement, instrument or other document other than as specified in this letter. For the purposes of giving the opinions in paragraph 4 (Opinions), we have only examined and relied on those documents set out in paragraph 2 (Documents) and made those searches and enquiries set out in paragraph 3 (Searches), respectively. We have made no further enquiries concerning the Company or any other matter in connection with the giving of the opinions in paragraph 4 (Opinions).

6.4.	No opinion is expressed with respect to taxation in the United Kingdom or otherwise in this letter.

6.5.	We have not been responsible for investigating or verifying the accuracy of the facts or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this letter, or that no material facts have been omitted therefrom.

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Page Fifteen

6.6.	The opinions given in this letter are given on the basis of each of the assumptions set out in paragraph 5 (Assumptions) and are subject to each of the reservations set out in paragraph 7 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 4 (Opinions) and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

6.7.	This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter the opinion given in this letter.

6.8.	We have not been responsible for investigation or verification of statements of fact (including statements as to foreign law) or the reasonableness of any statements of opinion in the Registration Statement (including the Resale Prospectus and the Base Prospectus), or that no material facts have been omitted therefrom.

6.9.	This letter is given by Cooley (UK) LLP and no partner or employee assumes any personal responsibility for it nor shall owe any duty of care in respect of it.

6.10.	This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by and shall be construed in accordance with English law as at the date of this letter.

7.	RESERVATIONS

7.1.	The Online Search described at paragraph 3.1 (Searches) is not capable of revealing conclusively whether or not:

(a)	a winding-up order has been made or a resolution passed for the winding-up of a company;

(b)	an administration order has been made; or

(c)	a receiver, administrative receiver, administrator or liquidator has been appointed,

since notice of these matters may not be filed with the Registrar of Companies in England and Wales immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately.

In addition, such a company search is not capable of revealing, prior to the making of the relevant order, whether or not a winding-up petition or a petition for an administration order has been presented.

7.2.	The Central Registry Enquiry described at paragraph 3.2 (Searches) relates only to a compulsory winding-up and is not capable of revealing conclusively whether or not a winding-up petition in respect of a compulsory winding-up has been presented, since details of the petition may not have been entered on the records of the Central Registry of Winding-up Petitions in England and Wales immediately or, in the case of a petition presented to a County Court in England and Wales, may not have been notified to the Central Registry of Winding-up Petitions in England and Wales and entered on such records at all, and the response to an enquiry only relates to the period of approximately four years prior to the date when the enquiry was made. We have not made enquiries of any District Registry or County Court in England and Wales.

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Page Sixteen

7.3.	The opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory.

7.4.	We express no opinion as to matters of fact.

7.5.	Save for the matters set out in the Secretary’s Certificate, we have made no enquiries of any individual connected with the Company. We have relied entirely on the facts, statements and confirmations contained in the Secretary’s Certificate and we have not undertaken any independent investigation or verification of the matters referred to in the Secretary’s Certificate.

7.6.	If (a) a party to any of the Relevant Agreements is the target of economic or financial sanctions or other restrictive measures imposed in any jurisdiction (“Sanctions”) or is owned or controlled (directly or indirectly) by or is acting on behalf of or at the direction of or is otherwise connected with a person who is a target of Sanctions or (b) any party to any of the Relevant Agreements is incorporated or resident in or operating from a country or territory that is a target of Sanctions or (c) the rights or obligations of any party to any of the Relevant Agreements is otherwise affected by Sanctions, then the rights and obligations of such person under the Relevant Agreements may be void and/or unenforceable.

7.7.	We express no opinion in this letter on the application or potential application of the National Security and Investment Act 2021 in relation to any Relevant Agreements or any transaction contemplated thereby.

8.	DISCLOSURE AND RELIANCE

8.1.	This letter is addressed to you solely for your benefit in connection with the Registration Statement and the transactions contemplated thereunder. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations thereunder.

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Page Seventeen

8.2.	This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, which may be granted or withheld at our sole discretion.

Yours faithfully

/s/ Cooley (UK) LLP

Cooley (UK) LLP

Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.